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                            LTC HEALTHCARE, INC.

                                EXHIBIT 21.1

                            LIST OF SUBSIDIARIES

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

COMPANY                                                       STATE OF ORGANIZATION
-------                                                       ---------------------
LTC GP VI, Inc.                                                     Delaware
Coronado Corporation                                                Delaware
LTC Partners IX, L.P.                                               Delaware
Missouri River Corporation                                          Delaware
Park Villa Corporation                                              Delaware
Kansas-LTC Corporation                                              Delaware
LTC-New Mexico Corporation                                          Delaware
LTC-Ohio, Inc.                                                      Delaware

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